                                                                   Exhibit 10.74

                  LOAN DOCUMENT MODIFICATION AGREEMENT (No. 4)

         LOAN DOCUMENT MODIFICATION AGREEMENT (NO. 4) (the "Agreement"), dated as of March 28, 2003, by and among LIONBRIDGE US, INC. (f/k/a INT'L.com, Inc.) ("Lionbridge"), a Delaware corporation, in its individual capacity and in its capacity as successor in interest to each of International Language Engineering Corporation, formerly a Colorado corporation, and Harvard Translations, Inc., formerly a Massachusetts corporation (such predecessors in interest, together with Lionbridge California and eTesting, as hereinafter defined, the "Predecessor Borrowers"); VERITEST, INC. (f/k/a Data Dimensions, Inc.) ("VeriTest", and together with Lionbridge, the "Current Borrowers"), a Delaware corporation, in its individual capacity and in its capacity as successor in interest to each of Lionbridge Technologies California, Inc. ("Lionbridge California") and eTesting Labs Inc. ("eTesting"), both formerly Delaware corporations; and SILICON VALLEY BANK ("Silicon"), a California chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at One Newton Executive Park, 2221 Washington Street, Suite 200, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East".

         WHEREAS, the Current Borrowers, the Predecessor Borrowers and Silicon are parties to a certain Loan and Security Agreement, dated as of June 28, 2001, as amended by Loan Document Modification Agreement (No. 1), dated as of September 24, 2001, Loan Document Modification Agreement (No. 2), dated as of April 29, 2002, and Loan Document Modification Agreement (No. 3) and Consent, dated as of September 20, 2002 (as so amended, with attached schedules and exhibits, the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings set forth in the Loan Agreement;

         WHEREAS, pursuant to certain certificates of merger, each of the Predecessor Borrowers has merged with and into VeriTest or Lionbridge, as the case may be, with VeriTest and Lionbridge continuing as the surviving entities of such mergers, with the result that as of the date hereof, the Current Borrowers are the direct successors in interests to each of the Predecessor Borrowers;

         WHEREAS, the Current Borrowers have requested, and Silicon has agreed, that the Loan Agreement be modified in order to, among other things, reflect that the Predecessor Borrowers have merged with and into the Current Borrowers, and to extend the Maturity Date through April 1, 2005;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   Effective Date.

          This Agreement shall become effective as of March 28, 2003 (the "Effective Date"), provided that Silicon shall have received the following on or before such date and provided further, that in no event shall this Agreement become effective until signed by an officer of Silicon in California:

     a. two copies of this Agreement, duly executed by the Current Borrowers, with the attached Consent of Lionbridge Technologies, Inc. ("LTI"), a Delaware corporation and the ultimate corporate parent of the Current Borrowers, duly executed thereby;

     b. an Amended and Restated Promissory Note (the "Amended Note"), in the form of Exhibit 1 attached hereto, duly executed by each of the Current Borrowers;

     c. Perfection Certificates, substantially in the form of Exhibit 2 attached hereto, duly executed and completed by an authorized officer of each Current Borrower;

     d. a Guarantee Modification Agreement (No. 2) in the form of Exhibit 3 attached hereto, duly executed by LTI, with the attached Consent of the Current Borrowers, duly executed thereby;

     e. a certificate of the Secretary or other appropriate officer of each Current Borrower, certifying (i) that the resolutions of its Board of Directors attached to such certificate, authorizing execution and delivery of this Agreement and the Amended Note, have been duly authorized, (ii) that a true and correct copy of the certificate of incorporation and by-laws, as amended, of such Current Borrower are attached thereto, which certificate of incorporation and by-laws remain in full force and effect and have not been further modified or amended in any respect, and (iii) as to the identity of officer(s) authorized to execute this Agreement and the Amended Note and to take all other actions contemplated hereby and thereby, and providing signature specimens of such officer(s); and

     f. certificates of recent date issued by each Current Borrower's state of organization, certifying as to their legal existence and good standing in such state.

2.   Description of Changes in Terms.

     As of the Effective Date, the Loan Agreement is modified in the following respects:

     a.   Restatement of Borrowers.

          (i) All references to the "Borrower" or the "Borrowers" in the Loan Agreement and in the other Loan Documents shall be deemed to be a reference to the Current Borrowers.

          (ii) The Predecessor Borrowers shall, for all purposes, cease to be distinct Borrowers under the Loan Agreement and the other Loan Documents and all references to the Predecessor Borrowers therein shall mean and be a reference to VeriTest or Lionbridge, as the case may be, in their capacities as successors in interest thereto. The purpose of the forgoing is to reflect that, pursuant to the mergers described in the recitals to this Agreement, the Predecessor Borrowers have ceased to exist as distinct entities and all rights, powers and privileges, and all debts, duties, restrictions, liabilities and obligations, of such Predecessor Borrowers, under the Loan Documents or otherwise, have succeeded to the Current Borrowers as successors in interest thereto.

     b. Section 1.4. Section 1.4 of the Loan Agreement is hereby amended by adding the following sentence at the end of said section: "The full amount of the Loan Fee shall be fully earned by Silicon on April 2, 2003, regardless of when payable; provided, however, in the event the obligation to extend credit under this Agreement is syndicated or shared among other financial institutions prior to the Maturity Date, such Loan Fee shall, for purposes of the allocation thereof among Silicon and such other financial institutions, be deemed to accrue monthly, over a two year period commencing April 2, 2003, and any paid or unpaid portion of the Loan Fee not deemed accrued on or before the date of syndication or sharing, shall be distributed among Silicon and such other financial institutions on a pro rata basis in accordance with their respective commitments to extend credit hereunder."

     c. Section 1.5. Section 1.5 of the Loan Agreement is hereby amended by adding the parenthetical "(plus the Foreign Exchange Reserve)" immediately after the first appearance of the words "Letters of Credit" in the second sentence therein.

     d. Section 1.6. Section 1.6 of the Loan Agreement is hereby amended by adding the parenthetical "(plus the aggregate face amount of all outstanding Letters of Credit)" immediately after the first appearance of the words "Exchange Contracts" in the second sentence therein.

     e. Section 5.5. Clause (viii) of Section 5.5(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "incur any debts, other than the subordinated Inside Debt listed on Exhibit A to the Schedule hereto or subordinated debt incurred (on a dollar for dollar basis, with the written consent of the Bank) in substitution thereof, or debts to a subsidiary in the ordinary course of business, but only to the extent such debt would not have a material, adverse effect on Borrower or any guarantor (including the Parent Guarantor) or on the prospect of repayment of the Obligations;"

     f. Section 6.2. Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "6.2 Early Termination. So long as no Loans, Letters of Credit or Exchange Contracts are then outstanding, the credit facility established under this Agreement may be terminated prior to the Maturity Date by Borrower providing Silicon written notice thereof not less than three Business Days prior to the date of the proposed termination. Such termination shall subject Borrower to, and in the event Silicon shall exercise its remedy of acceleration pursuant to
          Section 7.1(b)

          Borrower shall be subjected to, in addition to any other fees and amounts payable hereunder, a termination fee (the "Cancellation Fee") in the amount set forth on the Schedule to this Loan Agreement. In the event the Cancellation Fee or any other fees or amounts payable hereunder are not paid in full on the termination date or acceleration date, as the case may be, such amounts shall bear interest, until paid in full, at the rate set forth in the Schedule to this Agreement.".

     g. Section 7.1. Section 7.1 of the Loan Agreement is amended and restated as follows:

          (i) Section 7.1(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "Borrower or Guarantor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than (A) as permitted in the applicable subordination agreement and hereunder or (B) during any fiscal quarter commencing on or after April 1, 2003, regularly scheduled payments (excluding any mandatory or voluntary prepayment, by acceleration or otherwise) required pursuant to terms of the subordinated debt documents, on the dates specified therein, but only to the extent the Aggregated EBITDA for such fiscal quarter then exceeds the sum of the EBITDA Threshold applicable thereto plus the aggregate amount of all payments of subordinated debt made on or after April 1, 2003; or if any Person that has subordinated such indebtedness or obligations terminates or in any way limits its subordination agreement;"; and

          (ii) Section 7.1(q) of the Loan Agreement is amended and restated in its entirety to read as follows:

          "there shall be (i) a Default or Event of Default (as defined in the Foreign Loan Documents) under the Foreign Loan Documents and/or (ii) a material breach of any representation or warranty or any breach of any covenant (including, without limitation, any financial covenant) or obligation (including, without limitation, any payment obligation) of the Guarantor under the Parent Guarantee;".

     h. Section 8. Section 8 of the Loan Agreement is hereby amended as follows:

          (i) The following additional definitions are inserted therein in appropriate alphabetical order:

               "'Aggregated EBITDA' means, for any fiscal quarter, the sum (without duplication) of the EBITDAs (as defined in the Parent Guarantee) for each completed fiscal quarter ending after March 31, 2003."; and

               "'EBITDA Threshold' means, for each fiscal quarter specified below, the respective amount specified below for such fiscal quarter:

               Fiscal Quarter Ended                          EBITDA Threshold
               --------------------                          ----------------

               April 1, 2003 - June 30, 2003                  $ 1,300,000.00
               July 1, 2003 - September 30, 2003              $ 3,250,000.00
               October 1, 2003 - December 31, 2003            $ 5,250,000.00
               January 1, 2004 - March 31, 2004               $ 7,500,000.00
               April 1, 2004 - June 30, 2004                  $10,000,000.00
               July 1, 2004 - September 30, 2004              $12,750,000.00
               October 1, 2004 - December 31, 2004            $15,750,000.00"


               "'Eligible Work in Process' means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services (as evidenced by an entry relating to such goods or services in the sales, time or billing system of Borrower), which have not been invoiced to the relevant Account Debtor, which Silicon, in its commercially reasonable judgment, shall deem eligible for borrowing, based on such commercially reasonable considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing hereunder is a matter of Silicon's discretion, the following are the minimum requirements by which such Receivables may be deemed to be Eligible Work in Process: (i) not more than thirty (30) days shall have passed since the rendition of service or sale of goods giving rise to such Receivables and (ii) such Receivables shall satisfy the Eligibility Requirements set forth in clauses (ii) through (viii) of the definition of Eligible Receivables (and shall not constitute Eligible Receivables). Notwithstanding satisfaction of all applicable Eligibility Requirements, Receivables owing from any individual Account Debtor shall be ineligible for borrowing (both as Eligible Receivables and as Eligible Work in Process) to the extent they exceed 25% of the total of all Receivables then outstanding; provided, however, Receivables owing from Microsoft Corporation and Hewlett-Packard, to the extent otherwise satisfying all applicable Eligibility Requirements, shall be eligible for borrowing (as either Eligible Receivables or as Eligible Work in Process, as the case may be) to the extent they do not exceed 35% of the total of all Receivables then outstanding. In addition, if more than 50% of Receivables owing from any individual Account Debtor are outstanding more than 90 days after the applicable invoice date(s) (without regard to unapplied credits), or otherwise do not satisfy all applicable Eligibility Requirements, then all Receivables owing from such Account Debtor shall be ineligible for borrowing (as Eligible Receivables and as Eligible Work in Process). Silicon may, from time to time, in its commercially reasonable judgment, revise any eligibility requirement, upon written notice to Borrower.";

          (ii) The definition of "Eligible Receivables" is amended and restated in its entirety to read as follows:

               "'Eligible Receivables' means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which have been invoiced to the relevant Account Debtor, which Silicon, in its commercially reasonable judgment, shall deem eligible for borrowing, based on such commercially reasonable considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing hereunder is a matter of Silicon's discretion, the following (the "Eligibility Requirements") are the minimum requirements for such Receivables may be deemed Eligible Receivables: (i) the Receivable must not be outstanding for more than 90 days from its invoice date, (ii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iii) the Receivable must not be owing from an Account Debtor with whom Borrower has any material dispute regarding collection (whether or not relating to the particular Receivable), (iv) the Receivable must not be owing from an Affiliate of Borrower, (v) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or which fails or goes out of a material portion of its business, or be a Receivable that Silicon knows or has reason to know presents a material risk of non-collection, (vi) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act),
               (vii) the Receivable must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), (viii) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise. Notwithstanding satisfaction of all applicable Eligibility Requirements, Receivables owing from any individual Account Debtor shall be ineligible for borrowing (both as Eligible Receivables and as Eligible Work in Process) to the extent they exceed 25% of the total of all Receivables then outstanding; provided, however, Receivables owing from Microsoft Corporation and Hewlett-Packard, to the extent otherwise satisfying all applicable Eligibility Requirements, shall be eligible for borrowing (as either Eligible Receivables or as Eligible Work in Process, as the case may be) to the extent they do not exceed 35% of the total of all Receivables then outstanding. In addition, if more than 50% of Receivables owing from any individual Account Debtor are outstanding more than 90 days after the applicable invoice date(s) (without regard to unapplied credits), or otherwise do not satisfy all applicable Eligibility Requirements, then all Receivables owing from such Account Debtor shall be ineligible for borrowing (as Eligible Receivables and as Eligible Work in Process). Silicon may, from time to time, in its commercially reasonable judgment, revise any eligibility requirement, upon written notice to Borrower."; and

         (iii) The definition of "Foreign Loan Documents" is amended by inserting the following phrase immediately before the period at the conclusion thereof: ", in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time".

     i. Section 9.1. Section 9.1 of the Loan Agreement is hereby amended by deleting the word "three" in the first sentence therein, and inserting in its place the word "two".

     j. Schedule to Loan and Security Agreement. The Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit 4 attached hereto.

     k. The Loan Agreement and the other Loan Documents are hereby amended wherever necessary or appropriate to reflect the foregoing changes.

3. Representations and Warranties. Each Current Borrower represents and warrants to Silicon that as of the Effective Date, after giving effect to the waiver contained in Section 3 of the Guarantee Modification Agreement No. 2 attached hereto as Exhibit 2, (i) the Predecessor Borrowers have ceased to exist as independent entities and all assets, rights, powers and privileges, and all debts, duties, restrictions, liabilities and obligations, of such Predecessor Borrowers, under the Loan Documents or otherwise, have succeeded to the Current Borrowers as direct successors in interest thereto, (ii) except as set forth in Schedule A attached hereto, the representation and warranties of the Current Borrowers set forth in the Loan Documents (as amended by this Agreement) are true and correct, (iii) no Current Borrower or Predecessor Borrower has, or in the case of Predecessor Borrowers had, any defenses against its obligations to pay any amounts due under the Loan Agreement and the other Loan Documents and (iv) no Default or Event of Default has occurred and is continuing.

4. Continuing Validity. Upon the effectiveness hereof, each reference in each Loan Document to "the Loan Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby. Except as specifically set forth above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. Each of the other Loan Documents are in full force and effect and are hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Loan Agreement or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which Silicon may now or hereafter have under or in connection with the Loan Agreement, as amended hereby, or the other Loan Documents and shall not obligate Silicon to assent to any further modifications.

5.   Miscellaneous.

     a. This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

     b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     c. EACH CURRENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON SILICON CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.

     d. The Current Borrowers agree, on a joint and several basis, to promptly pay on demand all reasonable costs and expenses of Silicon in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder.

     e. The Current Borrowers agree to provide Silicon, within 30 days after the Effective Date, an opinion from counsel to the Current Borrowers, addressed to Silicon, in form and substance acceptable to Silicon as to the valid existence and authority of the Current Borrowers to execute and deliver this Agreement and such other matters as Silicon may reasonably request.

     f. Current Borrowers' agree to reimburse Silicon for any UCC lien searches reasonably conducted on Silicon's behalf within 45 days of the Effective Date, in order to establish that no financing statements or liens of record have been filed against the Current Borrowers, other than liens in favor of Silicon and Permitted Liens.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Silicon and the Current Borrowers have caused this Loan Document Modification Agreement (No. 4) to be signed under seal by their respective duly authorized officers as of the date first set forth above.

                         SILICON VALLEY EAST, A DIVISION
                             OF SILICON VALLEY BANK


                         By: /s/ John D. Gaziano, Jr.
                             --------------------------------------
                             Name: John D. Gaziano, Jr.
                             Title: Senior Relationship Manager



                         SILICON VALLEY BANK

                         By: /s/ Heidi Fetty
                             --------------------------------------
                             Name: Heidi Fetty
                             Title: Loan Documentation Specialist
                             (signed in Santa Clara, CA)


                         LIONBRIDGE US, INC. (IN ITS INDIVIDUAL CAPACITY AND AS SUCCESSOR IN INTEREST TO EACH OF INTERNATIONAL LANGUAGE ENGINEERING CORPORATION AND HARVARD TRANSLATIONS, INC.)


                          By: /s/ Stephen J. Lifshatz
                              -------------------------------------
                              Name: Stephen J. Lifshatz
                              Title: Vice President

                          VERITEST, INC. (IN ITS INDIVIDUAL CAPACITY AND AS SUCCESSOR IN INTEREST TO EACH OF LIONBRIDGE TECHNOLOGIES CALIFORNIA, INC. AND ETESTING LABS INC.)


                          By: /s/ Stephen J. Lifshatz
                              -------------------------------------
                              Name: Stephen J. Lifshatz
                              Title: Vice President

                                                                       EXHIBIT 1
                                                                TO LOAN DOCUMENT
                                                                    MODIFICATION
                                                               AGREEMENT (NO. 4)

                                     FORM OF
                      AMENDED AND RESTATED PROMISSORY NOTE
                      ------------------------------------

U.S. $11,750,000.00                                  Boston, Massachusetts
                                                     As of March 28, 2003
                                                     (Originally dated as of
                                                     June 28, 2001, and amended
                                                     and restated as of
                                                     September 24, 2001, April
                                                     29, 2002 and September 20,
                                                     2002)


     FOR VALUE RECEIVED, the undersigned (the "Borrowers"), jointly and severally, absolutely and unconditionally promise to pay to the order of Silicon Valley Bank ("Payee") at the head office of Payee at 3003 Tasman Drive, Santa Clara, California 95054:

         (a) on April 1, 2005, the principal amount of ELEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($11,750,000.00) or, if less, the aggregate unpaid principal amount of Loans made by Payee to the Borrowers (including, their predecessors in interest) pursuant to the Loan and Security Agreement dated as of June 28, 2001, as amended by Loan Document Modification Agreement (No. 1) dated as of September 24, 2001, Loan Document Modification Agreement (No. 2) dated as of April 29, 2002, Loan Document Modification Agreement (No. 3) and Consent dated as of September 20, 2002, and Loan Document Modification Agreement (No. 4) dated as of even date herewith, as the same may be further amended, restated or otherwise modified from time to time (as so amended, restated or modified, with attached schedules and exhibits, the "Loan Agreement"), by and among the Borrowers and Payee; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Loan Agreement.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrowers in accordance with the terms of, the Loan Agreement and is the Note referred to therein. This promissory note amends and restates in its entirety the terms and obligations under that certain Amended and Restated Promissory Note dated as of September 20, 2002 (the "Preceding Note") by Lionbridge US, Inc. (f/k/a INT'L.com, Inc.), VeriTest, Inc. (f/k/a Data Dimensions, Inc.), International Language Engineering Corporation, Harvard Translations, Inc., Lionbridge Technologies California, Inc. and eTesting Labs Inc. to the order of Payee and is issued in substitution therefor and is an amendment and replacement thereof. Nothing herein or in any other document shall be construed to constitute payment of the

Preceding Note or to release or terminate any guaranty, lien, mortgage, pledge or other security interest in favor of Payee.

     Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Loan Agreement and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

     This Note may be prepaid at any time, in whole or in part, without premium or penalty. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

     If any Event of Default shall occur and be continuing, Payee may declare any or all obligations or liabilities of the Borrowers to Payee (including the unpaid principal hereunder and any interest due thereon) immediately due and payable without presentment, demand, protest or notice.

     The Borrowers hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

     This Note shall be governed by, construed in accordance with, and deemed to take effect as a sealed instrument under, the internal laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of law. Each of the Borrowers hereby submits to the exclusive jurisdiction of the state and federal courts located in The Commonwealth of Massachusetts and in the County of Santa Clara, State of California in connection with any suit under or in connection with this Note. The Borrowers irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such action brought in the courts referred to in the preceding sentence and irrevocably waive and agree not to plead or claim in any such action that such action has been brought in an inconvenient forum.

     THE BORROWERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PAYEE TO ACCEPT THIS NOTE AND TO AGREE TO EXTEND CREDIT UNDER THE LOAN AGREEMENT. EACH BORROWER REPRESENTS AND WARRANTS THAT IS HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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                                       12

     IN WITNESS WHEREOF, the Borrowers have caused this Note to be signed under seal by their duly authorized officers as of the day and year first above written.

                                       LIONBRIDGE US, INC.

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:

                                       VERITEST, INC.

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:







                                       13